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                                                               Exhibit (d)(xvii)


                          SHORT DURATION BOND PORTFOLIO
                                       OF
                          ENTERPRISE ACCUMULATION TRUST

                          PORTFOLIO MANAGER'S AGREEMENT

      THIS AGREEMENT, made the 29th day of November, 2002, is among Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and MONY Capital Management, Inc., a Delaware corporation (hereinafter referred to as the "Portfolio Manager").

BACKGROUND INFORMATION

      (A) The Adviser has entered into an Investment Adviser's Agreement with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the portfolios of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the portfolios.

      (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the Short Duration Bond Portfolio, a series of the Fund (the "Short Duration Bond Portfolio"), securities investment advisory services for the Short Duration Bond Portfolio.

WITNESSETH THAT:

      In consideration of the mutual covenants herein contained, the Fund, the Adviser and the Portfolio Manager agree as follows:

            (1) The Fund and the Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Short Duration Bond Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

            (2) The Portfolio Manager shall furnish the Short Duration Bond Portfolio advice with respect to the investment and reinvestment of the assets of the Short Duration Bond Portfolio, or such portion of the assets of the Short Duration Bond Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the Short Duration Bond Portfolio which are in the Fund's most recent Registration Statement.

            (3) The Portfolio Manager shall perform a monthly reconciliation of the Short Duration Bond Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

            (4) The Portfolio Manager shall maintain all books and records with respect to the Short Duration Bond Portfolio's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the Investment Company Act of 1940 ("the 1940 Act") and shall render to the Fund's Board of Trustees such periodic and special reports as
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      the Fund's Board of Trustees may reasonably request. The Portfolio Manager shall timely furnish to the Adviser all information relating to the Portfolio Manager's services under this Agreement needed by the Adviser to keep the other books and records of the Short Duration Bond Portfolio required by Rule 31a-1 under the 1940 Act. The Portfolio Manager agrees that all records that it maintains on behalf of the Short Duration Bond Portfolio are property of the Short Duration Bond Portfolio and the Portfolio Manager will surrender promptly to the Short Duration Bond Portfolio any of such records upon the Short Duration Bond Portfolio's request; provided, however, that the Portfolio Manager may retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement. The Portfolio Manager shall perform a monthly reconciliation of the Short Duration Bond Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

            (5) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the Short Duration Bond Portfolio in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the Short Duration Bond Portfolio.

            (6) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Short Duration Bond Portfolio.

            (6) (a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20th) day after the close of each calendar month, a sum equal to 0.0083 of 1% of the average of the daily closing net asset value of the Short Duration Bond Portfolio managed by the Portfolio Manager during such month. (that is, 0.10 of 1% per year).

            (6) (b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

            (6) (c) For the purposes of this Paragraph 6, the daily closing net asset values of the Short Duration Bond Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Short Duration Bond Portfolio's shares.

            (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder. The Portfolio Manager, may, from time to time hereafter, act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, provided that when the Portfolio Manager purchases or sells securities of the same issuer on behalf of two or more advisory clients, the available securities will be allocated in a manner believed by the Portfolio Manager to be equitable to each client.


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            (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Short Duration Bond Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the Short Duration Bond Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder; except that the Portfolio Manager shall be held liable for any losses resulting from its negligent management which result in transactional errors or omissions including, but not limited to, incorrect, delayed or omitted trade advices arising from the Portfolio manager's negligence which result in mispricing the Short Duration Bond Portfolio; and the Portfolio Manager shall be obligated to make the Short Duration Bond Portfolio whole and absorb related transfer agent costs which result from the transaction.

            (9) The Portfolio Manager will not take, and will take necessary steps to prevent its officers and trustees from taking, at any time, a short position in any shares of any holdings of any portfolios of the Short Duration Bond Portfolio. The Portfolio Manager also will cooperate with the Fund in adopting a written policy prohibiting insider trading with respect to Short Duration Bond Portfolio transactions insofar as such transactions may relate to the Portfolio Manager.

            (10) In connection with the management of the investment and reinvestment of the assets of the Short Duration Bond Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Short Duration Bond Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of Short Duration Bond securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Short Duration Bond Portfolio and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Trustees of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Short Duration Bond Portfolio, the Adviser or the Portfolio Manager and, subject to the Rules of Fair Practice of the National Association of Securities Dealers, Inc., to select brokers and dealers who sell shares of portfolios of the Fund.

            (11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Portfolio's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Short Duration Bond Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15 (a) of the 1940 Act, in which event this Agreement shall remain in full force and effect.

            (12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until November 29, 2004, and from year to year thereafter if its continuance after said date:
      (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Short Duration Bond Portfolio, and
      (2) is


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      specifically approved at least annually by the vote of a majority of
      Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

            (13) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and trustees and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Portfolio Manager's Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

            The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its trustees and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this section.

            (14) Except as otherwise provided in Paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

            (15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the ownership of the Portfolio Manager.

            (16) The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

           (17) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:


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      by the Portfolio Manager:
                      MONY Capital Management, Inc.
                      1740 Broadway
                      New York, NY  10019
                      Attn: William Goodwin, President

      by the Adviser: Enterprise Capital Management, Inc.
                      3343 Peachtree Road, N.E., Suite 450
                      Atlanta, GA 30326-1022

      by the Fund:    Enterprise Accumulation Trust c/o Enterprise
                        Capital Management, Inc.
                      3343 Peachtree Road, N.E., Suite 450
                      Atlanta, GA  30326-1022

            or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

            (18) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

            (19) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the Short Duration Bond Portfolio.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and attested as of the date first above written.


                                        ENTERPRISE ACCUMULATION TRUST


ATTEST:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
         -------------------------          ------------------------------------
            Secretary                       Victor Ugolyn, Chairman, President
                                               and Chief Executive Officer



                                        ENTERPRISE CAPITAL MANAGEMENT, INC.


ATTEST:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
         -------------------------          ------------------------------------
            Secretary                       Victor Ugolyn, Chairman, President
                                               and Chief Executive Officer



                                        MONY CAPITAL MANAGEMENT, INC.


ATTEST:  /s/ JOHN R MCFEELY             By:  /s/ WILL D GOODWIN
         -------------------------          ------------------------------------
               Secretary
                                        Name:   William D. Goodwin
                                               ---------------------------------

                                        Title:  President & CEO
                                               ---------------------------------



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